UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2011

MERISEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-17156	95-4172359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer identification No.)

	127 W. 30th Street, 5th Floor	10001
	New York, NY	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 594-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01  Entry into Material Definitive Agreement; Item 3.02 Unregistered Sales of Equity Securities;
Item 3.03  Material Modification to Rights of Security Holders; Item 5.03(a) Amendments to Articles of Incorporation or Bylaws

On February 4, 2011 Merisel, Inc. (“Merisel” or the “Company”) redeemed all 346,163 shares of Convertible Preferred Stock, with a preference of $34.6 million, held by Phoenix Acquisition Company II, L.L.C. (“Phoenix”), a wholly-owned subsidiary of Stonington Capital Appreciation 1994 Fund, L.P. (the “Fund”).  The redemption price was $3.5 million plus the issuance to Phoenix of 140,000 shares of the Company’s new Series A Preferred Stock, at an original issue price of $100 per share (the “Series A Preferred”).  At the conclusion of the transaction, Phoenix held 100% of the Company’s Series A Preferred and continues to own 69.3% of the Company’s outstanding common stock.

The transaction was completed pursuant to the terms of the Redemption Agreement entered into on January 19, 2011 between the Company and Phoenix (the “Redemption Agreement”) as described in the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2011.

On February 3, 2011, the Company and each of its operating subsidiaries, as Borrowers, entered into a Consent, Waiver and Amendment No. 1 (the “PNC Amendment”) to its Revolving Credit and Security Agreement dated August 13, 2010 (the “Credit Agreement”) with PNC Bank, National Association, as Lender.  The PNC Amendment consents to the transactions described in the Redemption Agreement, waives certain covenants in order to permit the transactions, amends certain definitions and covenants contained in the Credit Agreement to account for the Series A Preferred and  imposes financial covenants which must be satisfied prior to each cash dividend payment in respect of the Series A Preferred.  The PNC Amendment also immediately reduces the Company’s current availability reserve under the Credit Agreement from $2,000,000 to $1,000,000.

On February 4, 2011 the Company also entered into a Registration Rights Agreement with Phoenix (the “Registration Rights Agreement”) for both the Series A Preferred and the Company’s outstanding common stock owned by Phoenix, along with an amendment of the September 19, 1997 Stock and Note Purchase Agreement between Phoenix and the Company (the “Amendment No. 2 to Stock and Note Purchase Agreement”), which eliminates a “tagalong” provision for other common stockholders.  The Redemption Agreement sets a $1.25 per share “floor” for shares of common stock of the Company purchased through any tender offer by Phoenix or any transferee of its Series A Preferred or common stock which occurs within two years of closing.  This restriction does not apply to transferees who receive stock from Phoenix in a distribution to limited partners of the Fund or through a registered public offering.

The Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”) executed and filed with the State of Delaware by the Company designates 360,000 shares of the Company’s preferred stock, par value $.01 per share, as Series A Preferred.  The Series A Preferred will receive cumulative cash or stock dividends at the rate of 12% per annum, payable quarterly in arrears and accruing regardless of whether they are declared by the Board of Directors of the Company or funds are legally available to pay them.  Any dividends declared by the Board and not paid by the Company in cash shall be paid in additional shares of Series A Preferred valued at $100 per share.  If the Company does not pay dividends in cash equal to at least 8% per share per annum, the rate of the dividend shall increase by 4% per annum to 16% per annum, which additional dividend shall be paid or accrue in additional shares of Series A Preferred.

The Series A Preferred has no conversion rights and will have no voting rights except (i) the right to elect a single additional member to the Company’s Board of Directors upon the Company’s failure for at least four consecutive quarters to pay at least an 8% cash dividend per annum; and (ii) to separately vote or consent to alter the terms of the Series A Preferred, create or increase the number or terms of shares of any class that is senior to or in parity with the Series A Preferred or to incur debt securities senior to the Series A Preferred, other than the Company’s existing credit facility or any replacement thereof if the incurrence of debt pursuant to such debt securities would cause the ratio of the Company’s total indebtedness to EBITDA to be greater than 3.5:1.   The Certificate of Designation limits the ability of the Company to pay dividends on its common stock.

The Series A Preferred must be redeemed by the Company on or prior to the sixth anniversary of issuance and may be redeemed by the Company, in whole or in part, at any time after the second anniversary, in each case at a price of $100 per share, plus any accrued but unpaid dividends.  If there is a change in control of the Company as a result of a sale of at least 75% of the fair market value of the Company’s assets, or as a result of the sale of a majority of the common stock by any holder other than Phoenix or a holder of the Series A Preferred, the holder(s) may redeem the Series A Preferred, upon notice, at a price of $101 per share plus any accrued but unpaid dividends.

The PNC Amendment, the Registration Rights Agreement, the Amendment No. 2 to Stock and Note Purchase Agreement and the Certificate of Designation are attached hereto as exhibits and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On February 7, 2011, Merisel issued a press release announcing that it had redeemed its Convertible Preferred Stock and issued the Series A Preferred as contemplated by the Redemption Agreement, and that it had entered into the Registration Rights Agreement and the Amendment No. 2 to Stock and Note Purchase Agreement.  A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)

4.1	Certificate of Designation of Series A Preferred Stock, dated February 4, 2011.

10.1	Consent, Waiver and Amendment No.1 to Revolving Credit and Security Agreement, between Merisel, Inc and each of its subsidiaries as Borrowers and PNC National Association, as Lender, dated February 3, 2011.

10.2	Registration Rights Agreement, between Merisel, Inc. and Phoenix Acquisition Company II, L.L.C., dated February 4, 2011.

10.3	Amendment No. 2 to Stock and Note Purchase Agreement, dated February 4, 2011.

99.1	Press Release dated February 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 7, 2011

Merisel, Inc.

By:	/s/ Donald R. Uzzi
Donald R. Uzzi
Chairman, Chief Executive Officer and President